     EXHIBIT 10.4

LEASE AGREEMENT

ARTICLE 1 - BASIC LEASE TERMS

1.01       Parties. THIS LEASE AGREEMENT ("Lease") is entered into this 24thday of January, 2007, by and between the following LESSOR and LESSEE: JUDY WILLOUGHBY, LLC, a Delaware limited liability company ("LESSOR") having a principal place of business located at 4413 Hamann Parkway, Willoughby, Ohio 44094, and PACIFIC FUEL CELL CORP., a Nevada corporation (''LESSEE'') having a principal place of business located at 131 N. Tustin Ave., Suite 100, Tustin. California 92780. This Lease will be solidified upon public approval process.

1.02       Leased Premises. In consideration of the rents, terms, provisions and covenants of this Lease, LESSOR hereby leases, lets and demises to LESSEE approximately 23,886 square feet of the commercial realty located at 4413 Hamann Parkway, Willoughby, Ohio 44094 (the ''Leased Premises") as more particularly described on Exhibit "A" attached hereto and made a part hereof Notwithstanding the foregoing, this Lease is subject to that certain lease by and between LESSOR and Danny's Organic Marketplace, dated January 1, 2007 (the "Existing Lease").

1.03       Term. Subject to and upon the conditions set forth herein, the term of this Lease with respect to the "Leased Premises" shall commence March 1, 2007 ("Commencement Date") and shall terminate on February 28, 2009 (the "Original Term").

1.04       Rent. (See Article 2). During the Original Term, Base Rent shall be One Hundred Seventy-Three Thousand Five Hundred Twenty-Four and 00/100 Dollars ($173,524.00) payable as follows:

(i)           The sum of Seventy-One Thousand Nine Hundred Thirty-Seven and 00/100 Dollars ($71,937.00), payable in twelve equal monthly installments of Five Thousand Nine Hundred Ninety-Four and 75/100 Dollars ($5,994.75) on the first day of each month, beginning on the Commencement Date and ending on February 1,2008;

(ii) The sum of One Hundred One Thousand Five Hundred Eighty-Seven and 00/100 Dollars ($101,587.00), payable in twelve equal monthly installments of Eight Thousand Four Hundred Sixty-Five and 58/100 Dollars ($8,465.58), beginning on March 1,2008 and ending February 1,2009.

1.05       Notification addresses. The addresses set forth in the first paragraph of this Lease. as may be changed from time to time.

1 .06      Permitted Use. LESSEE shall use the Leased Premises for the operation of a fuel cell manufacture and uses incidental or related thereto.

ARTICLE 2 - RENT

2.01       Base and Additional Rent. LESSEE covenants and agrees to pay LESSOR at LESSOR's office or such other place as LESSOR may from time to time designate, as Base Rent for the Leased Premises without abatement, deduction or set-off and without demand, unless otherwise provided herein. the sums specified in paragraph 1.04 hereof during each month of the Original Term, or until its earlier termination as provided in this Agreement. Said sums shall be paid in advance on the first day of each and every calendar month of the Original Term.

2.02       Late Payment Charge. Other remedies for nonpayment of rent notwithstanding, if the monthly rental payment is not received by LESSOR on or before ten days following its due date, or if any other payment due LESSOR by LESSEE is not received by LESSOR on or before the thirtieth (30th) day following receipt of an invoice or accounting. a late payment charge of five percent (5%) of such amount due shall become due and payable in addition to such amounts owed under this Lease. LESSOR's receipt of such charges shall not be a waiver of LESSEE's default, nor shall its receipt affect any other remedy available to LESSOR hereunder or otherwise. If any payment made hereunder to LESSOR by LESSEE is tendered by check, and such check is returned unpaid to LESSOR by LESSOR's bank for any reason, there shall be an additional charge to LESSEE of Fifty Dollars ($50). Any charge occurring pursuant to this Section shall be considered additional rent.

2.03       Increase in Insurance Premiums. If an increase in any insurance premiums paid by LESSOR for the Leased Premises is caused by LESSEE's use of the Leased Premises in a manner other than as set forth in Section 1.06, or if LESSEE vacates the Leased Premises and causes an increase in such premiums, then LESSEE shall pay as additional rent the amount of such increase to LESSOR.

ARTICLE 3 - OCCUPANCY AND USE

3.01       Use. LESSEE warrants and represents to LESSOR that it is a Nevada corporation licensed to do business in the State of Ohio. LESSEE shall occupy the Leased Premises, conduct its business and control its agents, employees, invitees and licenses in such a manner as is lawful and respectful and will not create a nuisance.

3.02       Warranty of Possession. LESSOR warrants that it has the right and authority to execute this Lease, and LESSEE, upon payment of the required rents and subject to the terms, conditions, covenants and agreements contained in this Lease, shall have possession of the Leased Premises during the Original Term as well as any Renewal Term (hereinafter defined). LESSOR shall not be responsible for the acts or omissions of any third party that may interfere with LESSEE's use and enjoyment of the Leased Premises.

ARTICLE 4 - COMPLIANCE WITH LAWS

4.01       Compliance with Laws. LESSEE shall at all times comply with all laws, ordinances, rules and regulations of all governmental authorities and maintain all certifications and licenses with respect to use of the Leased Premises. If any violations are noted or issued with respect to any condition in the Leased Premises or, arise out of LESSEE's use of the Leased Premises, LESSEE shall promptly procure the cancellation or discharge of same, including making any necessary structural repairs or alterations.

4.02       Conflicts with Fire or Other Insurance. LESSEE shall not do or permit any act or thing to be done in or about the Leased Premises which is contrary to law, or which will invalidate, violate a condition imposed by, or be in conflict with, public liability, fire or other policies of insurance at any time carried by or for the benefit of LESSOR. LESSEE shall not keep anything in the Leased Premises, nor use the Leased Premises, in a manner which will increase the insurance rate for the Leased Premises. If by reason of failure to comply with the foregoing, the insurance rate will be higher than it otherwise would be during the Original Term or the Renewal Term (hereinafter defined). then LESSEE shall pay directly to the insurance carrier or reimburse LESSOR as rent hereunder for that portion of the additional insurance premiums charged because of such acts by LESSEE.

4.03	Hazardous Materials/Environmental Compliance.

(a) For purposes hereof: the following definitions shall apply:

(i) "Hazardous Materials" shall mean asbestos, urea formaldehyde, polychlorinated biphenyls, petroleum products, flammable explosives, radioactive materials, hazardous materials, hazardous wastes and hazardous or toxic substances which are defined, determined or identified as such in any Environmental Requirements.

(ii) "Environmental Requirements" shall mean any and all federal, state or local environmental laws, ordinances, rules or regulations (whether now existing or hereafter enacted or promulgated) or any judicial or administrative interpretations of such laws, ordinances, rules or regulations, or any judicial or administrative orders or judgments with respect thereto, including, without limitation. all local laws of the City of Independence, Ohio. LESSEE shall comply with and shall cause all subtenants or other occupants of the Leased Premises to comply in all respects with all Environmental Requirements and with any reasonable program of environmental health and safety which may be instituted by LESSOR with respect to the Leased Premises. LESSEE will not generate, store, handle, process, dispose of or otherwise use and will not permit any subtenant or other occupant of the Leased Premises to generate, store, handle, process, dispose of or otherwise use, Hazardous

Materials at, in., on, under or about the Leased Premises in a manner that could lead or potentially lead to the imposition on LESSOR, LESSEE or the Leased Premises of any liability or lien of any nature whatsoever under any Environmental Requirement.

(b) LESSEE covenants and agrees to indemnify. protect and save LESSOR, its directors, agents, officers, managers and employees, harmless against and from any and all damages, losses, liabilities, obligations, fines, penalties, claims, causes of action, litigation, demands, defenses, judgments, suits, proceedings, liens, encumbrances, costs, disbursements or expenses of any kind or of any nature whatsoever (including, without limitation, reasonable attorneys' and experts' fees and disbursements).known or unknown, foreseen or unforeseen, contingent or otherwise, which may at any time be imposed upon, incurred by or asserted or awarded against LESSOR or the Leased Premises or any portion thereof and arising from or out of any Hazardous Materials on, in, under or affecting all or any portion of the Leased Premises, introduced by, or on behalf of LESSEE.

(c) The obligations and liabilities of LESSEE under this Article 4 shall survive and continue in full force and effect and shall not be terminated, discharged or released, in whole or in part, irrespective of the termination or expiration of the Original Term or the Renewal Term of this Lease.

ARTICLE 5 - UTILITIES AND SERVICE

LESSEE covenants and agrees to pay for electric, gas, water, sewer and all other utility services rendered or furnished to the Leased Premises during the Original Term, and any Renewal Term. In addition, LESSEE shall pay the cost of installing (with LESSOR's prior approval), servicing and maintaining any special or additional inside or outside wiring of lines, meters and subrneters, transformers and poles, air conditioning costs or the cost of any other equipment necessary to increase the amount or type of electricity, power or utilities available to the Leased Premises. LESSEE shall pay for any removal of any trash and debris.

ARTICLE 6 - REPAIRS AND MAINTENANCE

6.01       Lessor Repairs. Except as set forth herein, LESSOR shall not be liable to LESSEE to make repairs or replacements to the Leased Premises, and LESSEE except as set forth herein, shall not be entitled to any abatement or reduction of rent by reason of repairs, alterations or additions made under this Lease. Notwithstanding the foregoing, LESSOR shall maintain only the roof, foundation, parking lot (including landscaping and snow removal), underground plumbing and outside electrical supply, and the structural soundness of the exterior walls of the Leased Premises, making repairs thereto which may become necessary during the Original Term or the Renewal Term, unless occasioned by any act or negligence of LESSEE, its agents, contractors, invitees or employees, in which event such damage shall be promptly repaired by LESSEE at its sale cost and expense, ordinary wear and tear excepted.

6.02       Lessee Maintenance and Repairs. LESSEE agrees to keep and maintain the Leased Premises in good order, condition and repair. LESSEE shall, at its own cost and expense, repair or replace any damage or injury to all or any part of the Leased Premises caused by any act or omission of LESSEE or LESSEE's agents, employees, invitees, or licensees. Except as otherwise expressly provided in this Lease, LESSEE shall, at LESSEE'S sole cost and expense, keep and maintain the interior of the Premises and all non-common fixtures and equipment therein, including, but not limited to, all plumbing, HVAC equipment and ducts attached thereto; exposed electrical, gas, water and sewer pipes, lines and connections within the Leased Premises; fire extinguishers; interior wall, ceiling and floor surfaces and coverings; non-common window frames and glass; all non-common doors (including overhead and sliding); and all signs of LESSEE erected on the Leased Premises or outside of the Leased Premises, in good repair, order and condition, making all repairs and replacements thereto (including the replacement of the HVAC system) as may be required. All repairs and replacements shall be in quality equal to or better than the original equipment, materials or work. LESSEE shall at all times maintain sufficient heat in the Leased Premises to prevent freezing of sprinkler and water lines. If LESSEE installs or moves partitions or walls within the Leased Premises, LESSEE shall make, at its own expense but subject to LESSOR'S approval, all additions to or changes in location of heating, plumbing, sprinkler or electrical lines and equipment made necessary by those installations.

ARTICLE 7 - ALTERATIONS AND IMPROVEMENTS

Except as expressly provided herein, LESSEE shall not make or allow to be made any alterations or physical additions in or to the Leased Premises without first obtaining the written consent of LESSOR, which consent will not be unreasonably withheld. Any alterations, physical additions or improvements to the Leased Premises made by LESSEE shall, unless otherwise agreed upon by the parties, at once become the property of LESSOR and shall be surrendered to LESSOR upon the termination of this Lease; provided, however, LESSOR, at its option, may require LESSEE to remove any physical additions and/or repair any alterations in order to restore the Leased Premises to the condition existing at the time LESSEE took possession, all costs of removal and/or alterations to be borne by LESSEE. This clause shall not apply to moveable equipment or furniture owned by LESSEE, which may be removed by LESSEE at the end of the Original Term or any Renewal Term., as the case may be. LESSEE hereby indemnifies and holds harmless LESSOR from all costs, expenses, liens, claims or damages arising out of or resulting from the making of such alterations, additions, improvements or removal of moveable equipment or furniture.

ARTICLE 8 - TRADE FIXTURES IN LEASED PREMISES

8.01       Removal by Lessee. Removable trade fixtures shall not be deemed to become a part of the Leased Premises unless so affixed as to damage the Leased Premises in removal. LESSEE may, at the expiration of the Original Term or a Renewal Term, remove all of its trade fixtures which can be removed without costly injury to, or undue defacement of the Leased Premises, provided all rents stipulated herein are paid in full and LESSEE is not otherwise in default hereunder, and provided further that any and all damage to the Leased Premises resulting from or caused by such removal shall be promptly repaired at LESSEE's expense.

8.02       Risk of Loss. LESSEE covenants and agrees that all personal property of every kind or description which may at any time be in the Leased Premises shall be at LESSEE's sole risk, or at the risk of those claiming under LESSEE, and LESSOR shall not be liable for any damage to said property or loss suffered by the business or occupation of LESSEE and arising from or caused in any manner whatsoever except as may result from and be caused by the negligence of LESSOR or its agents or employees.

ARTICLE 9 - ACCESS TO LEASED PREMISES

9.01       Inspection by Lessor. LESSEE covenants and agrees to permit LESSOR and LESSOR's agents to inspect and examine the Leased Premises at any reasonable time to permit LESSOR to make such repairs, decorations, alterations, improvements or additions in and to the Leased Premises that LESSOR may deem desirable or necessary for its preservation or which LESSEE has failed so to do, and for other reasonable purposes without the same being construed as an eviction of LESSEE so long as LESSOR does not interfere with the conduct of LESSEE's business operations conducted on the Leased Premises. LESSOR shall have the right to use any and all means which LESSOR may deem proper to enter the Leased Premises in an emergency without liability thereof

9.02       Showing of Leased Premises. LESSOR and its agents shall also have the right to enter upon the Leased Premises, upon reasonable prior notice to LESSEE, for the purpose of exhibiting the same to prospective tenants or purchasers. During said period LESSOR may place signs in or upon the Leased Premises to indicate the same are for rent. These signs shall not be removed, obliterated or hidden by LESSEE.

ARTICLE 10 - LESSEE'S TAXES

LESSEE covenants and agrees to pay promptly when due all taxes assessed against LESSEE's fixtures, furnishings, equipment and stock-in-trade placed in or on the Leased Premises during the Original Term and any Renewal Term.

ARTICLE 11 - DESTRUCTION OF LEASED PREMISES

11.01     Repairs Within Three (3) Months. If the Leased Premises shall be destroyed or so injured by any cause as to be unfit for occupancy, in whole or in part, and such destruction or injury could be substantially repaired within three (3) months from the happening of such destruction or injury, the LESSEE shall not be entitled to surrender possession of the Leased Premises nor shall LESSEE's liability to pay rent under this Lease cease without the mutual consent of the parties. In case of any such destruction or injury, LESSOR shall repair the same with all reasonable speed and shall substantially complete such repairs within three (3) months from the happening of such injury. If during such period LESSEE shall be unable to use all or any portion of the Leased Premises, an allowance from its rent may be made to LESSEE in a proportionate amount corresponding to the time during which and to the portion of the Leased Premises of which LESSEE is so deprived.

11.02     Repairs Taking Longer Than Three Months. If such destruction or injury cannot be substantially repaired within three (3) months, LESSOR shall notify LESSEE within thirty (30) days after receiving notice of the happening thereof whether or not LESSOR will repair or rebuild. If LESSOR elects not to repair or rebuild, this Lease shall terminate. If LESSOR shall elect to repair or rebuild, LESSOR shall specify the time within which such repairs or reconstruction will be completed. LESSEE shall have the option, within thirty (30) days after the receipt of such notice, to elect in writing either to (a) terminate this Lease and, subject to Paragraph 11.03 to be released from further liability hereunder or (b) to extend the term of the Lease by a period of time equivalent to the time from the happening of such destruction or injury until the Leased Premises are, to the extent reasonably possible, restored to their former condition. LESSEE shall not be liable to pay rent until either the Leased Premises are so repaired or until LESSEE resumes operations in the Leased Premises. whichever first occurs.

11.03     Damage Caused by Lessee. Notwithstanding anything herein stated to the contrary, if such damage or destruction is caused by or the result of any act or negligence of LESSEE or its employees, agents, invitees, or licenses, LESSEE shall not be relieved of its obligation to pay rent hereunder and unless LESSOR elects to terminate this Lease, this Lease shall not be terminated, If LESSOR does not perform repairs in such event, LESSEE shall do so at its own cost and expense so as to restore the Leased Premises to their former condition.

ARTICLE 12 - SURRENDER OF LEASED PREMISES

12.01     Condition of Leased Premises. LESSEE covenants and agrees to surrender to LESSOR possession of the Leased Premises upon expiration of this Lease, or its earlier termination as herein provided, broom clean and in as good condition and repair as it was at the commencement of the Original Term of this Lease.

12.02     Removal of Property. Prior to LESSEE's vacating or delivering up the Leased Premises to LESSOR, LESSEE shall. at LESSEE's cost and expense, remove all property of LESSEE and all alterations, additions and improvements as to which LESSOR shall have made the election provided for in Article 7.00. LESSEE shall furthermore repair any damage to the Leased Premises caused by its permitted removal of trade fixtures, alterations, additions and improvements and shall restore the Leased Premises to the condition in which they were prior to the installation of the articles. Any property not removed and as to which LESSOR shall not have made the foregoing election, shall be deemed to have been abandoned by LESSEE and may be retained or disposed of by LESSOR, as LESSOR shall desire. LESSEE's obligation to observe or perform this covenant shall survive the expiration or termination of the term of this Lease.

ARTICLE 13 - INDEMNITY AND INSURANCE BY LESSEE; WAIVER OF

SUBROGATION

13.01     Lessee Indemnity. LESSEE covenants and agrees that it shall protect and save LESSOR harmless and keep LESSOR forever harmless and indemnified against and from any penalties, damages. charges or costs imposed or resulting from any violation of any law, order of governmental agency, or ordinance by LESSEE, whether occasioned by the neglect or other acts or omissions of LESSEE or those holding under LESSEE. LESSEE further agrees that LESSEE shall at all rimes protect, indemnify and save and keep harmless the LESSOR against and from all claims, losses, costs, damages or expenses arising out of or from any accident or other occurrence on or about the Leased Premises causing injury to any person or property whomsoever or whatsoever, except those arising from the act or negligence of LESSOR. LESSEE shall protect. indemnify, save and keep harmless LESSOR against and from any and all claims, costs, damages or expenses arising out of any failure of LESSEE in any respect to comply with or perform all the material requirements and provisions of this Lease.

13.02     Lessor Indemnity. LESSOR covenants and agrees that it shall protect and save LESSEE harmless and keep LESSEE forever harmless and indemnified against and from any penalties, damages, charges or costs imposed upon LESSOR or resulting from any violation of any law, order of governmental agency, or ordinance by LESSOR, whether occasioned by the neglect or other acts of omissions of LESSOR or those holding under LESSOR. LESSOR further agrees that LESSOR shall at all times protect, indemnify and save and keep harmless the LESSEE against and from all claims, losses, costs, damages or expenses arising out of or from any accident or other occurrence on or about the Leased Premises causing injury to any person or property whomsoever or whatsoever and arising from the act or negligence of LESSOR. LESSOR shall protect, indemnify, save and keep harmless LESSEE against and from any and all claims, costs, damages or expenses arising out of any failure of LESSOR in any respect to comply with or perform all the material requirements and provisions of this Lease.

13.03     Insurance. LESSEE agrees that, at its own cost and expense, it will procure and continue in force, in the names of LESSOR, LESSOR's mortgagee(s) and LESSEE as their interests may appear, general liability and all-risk casualty insurance against any and all claims for injuries to persons and property occurring in, upon or about the Leased Premises, including all damage to signs, glass, awnings, fixtures or other appurtenances now or hereafter erected on the Leased Premises during the Original Term or any Renewal Term of this Lease. such insurance at all times to be in an amount required by LESSOR's lender. Such insurance shall be written with a company or companies authorized to engage in the business of general liability and property damage insurance in the State of Ohio. LESSEE shall provide to LESSOR customary insurance certification evidencing such paid-up insurance and copies of the policies upon request by LESSOR. Such insurance shall further provide that the same may not be canceled, terminated or modified unless the insurer gives LESSOR and LESSOR's mortgagee(s) at least thirty (30) days prior written notice thereof.

The above-mentioned insurance policies shall be for a period of not less than one (1) year- Fifteen (15) days prior to the expiration of any policy of insurance, LESSEE will deliver to LESSOR a renewal or new policy to take the place of the policy expiring. Should LESSEE fail to furnish policies as is required by this LEASE, LESSOR may obtain such insurance, and the premiums on such insurance shall be deemed additional rent to be paid by LESSEE to LESSOR upon demand.

13.04     Waiver of Subrogation. Neither LESSOR nor LESSEE shall be liable to the other for any business interruption or any loss or damage to property or injury to or death of persons occurring on the Leased Premises or in any manner growing out of or connected with LESSEE's use and occupation of the Leased Premises, whether or not caused by the negligence or other fault of LESSOR or LESSEE or of their respective directors, agents, employees, subtenants, licensees, or assignees as long as such business interruption, loss or damage to property, or injury to or death of persons is covered by insurance. regardless of whether such insurance is payable to or protects LESSOR or LESSEE or both. Nothing in this Article shall be construed to impose any other or greater liability upon either LESSOR or LESSEE than would have existed in the absence hereof This release shall be in effect only so long as the applicable insurance policies contain a clause to the effect that this release shall not affect the right of the insured to recover under such policies. Such clauses shall be obtained by the parties whenever possible.

ARTICLE 14-CONDEMNATION

14.01     Substantial Taking. If all or a substantial part of the Leased Premises are taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or by purchase in lieu thereof, and the taking would prevent or materially interfere with the use of the Leased Premises for the purpose for which it is being used, this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease effective on the date physical possession is taken by the condemning authority. LESSEE shall have no claim to the condemnation award; however, LESSEE may. in a separate action, make any claim permitted under Ohio law against the condemning authority, as long as any award to LESSEE shall in no way reduce the award to LESSOR.

14.02     Partial Taking. If a portion of the Leased Premises shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or by purchase in lieu thereat: and this Lease is not terminated as provided in Section 14.01 above, LESSOR shall restore and reconstruct the building and other improvements on the Leased Premises to the extent necessary to make it reasonably tenantable. The rent payable under this Lease during the unexpired portion of the term may be adjusted to such an extent as may be fair and reasonable under the circumstances. LESSEE shall have no claim to the condemnation award; however, LESSEE may, in a separate action, make any claim permitted under Ohio law against the condemning authority, as long as any award to LESSEE shall in no way reduce the award to LESSOR. Such a partial taking shall not operate as or be deemed an eviction of LESSEE or a breach of LESSOR's covenant of quiet enjoyment.

ARTICLE 15 - ASSIGNMENT OR SUBLEASE

15.01     Lessor Assignment. LESSOR shall have the right to sell, transfer or assign, in whole or in part, its rights and obligations under this Lease. Any such sale, transfer or assignment shall operate to release LESSOR from any and all liabilities under this Lease arising after the date of such sale, assignment or transfer and LESSEE shall attorn to any successor of LESSOR as LESSOR of the Leased Premises provided that LESSEE's rights hereunder and the terms hereof remain materially unaltered.

15.02     Lessee Assignment. LESSEE shall not assign, in whole or in part, this Lease, or mortgage or pledge the same, or sublet the Leased Premises, in whole or in part. without the prior written consent of LESSOR which consent may be withheld in the LESSOR's sole discretion. In no event shall any such assignment or sublease release LESSEE from any obligation or liability therefore unless otherwise agreed by LESSOR. No assignee or sublessee of the Leased Premises or any portion thereof may assign or sublet the Leased Premises or any portion thereof

ARTICLE 16 - DEFAULT AND REMEDIES

16.01     Default by Lessee. The following shall be deemed to be events of default by LESSEE under this Lease;

(a) LESSEE fails to pay when due any installment of rent when due; which is not cured within ten (10) days from receipt or LESSOR’s notice to LESSEE regarding such failure to pay rent.

(b) LESSEE fails to perform any other obligation under this Lease, which is not cured within thirty (30) days from receipt of LESSOR's notice to LESSEE regarding such failure of performance;

(c) LESSEE files a petition or is adjudged bankrupt or insolvent under any applicable federal or state bankruptcy or insolvency law or admits that it cannot meet its financial obligations as they become due; or a receiver or trustee is appointed for all or substantially all of the assets of the LESSEE; or LESSEE makes a transfer in fraud of creditors or makes an assignment for the benefit of creditors, and such actions are not dismissed or discharged within thirty (30) days.

16.02     Remedies for Lessee's Default. Upon the occurrence of any event of default set forth in this Lease, LESSOR shall have the option to pursue anyone or more of the remedies set forth herein or allowed by law or in equity without any notice or demand:

(b) LESSOR may terminate this Lease, in which event LESSEE shall immediately surrender the Leased Premises to LESSOR, and if LESSEE fails to surrender the Leased Premises, LESSOR may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Leased Premises, and lock out, expel or remove LESSEE and any other person who may be occupying all or any part of the Leased Premises without being liable for any claim for damages. LESSEE agrees to pay on demand the amount of all loss and damage which LESSOR may suffer by reason of the termination of this Lease under this section, whether through inability to rent the Leased Premises on satisfactory terms (which LESSOR will utilize its bests efforts to accomplish) or otherwise.

(c) LESSOR may enter upon the Leased Premises without being liable for any claim for damages, and do whatever LESSEE is obligated to do under the terms of this Lease. LESSEE agrees to reimburse LESSOR on demand for any expenses which LESSOR may incur in effecting compliance with

LESSEE's obligation under this Lease; further, LESSEE agrees that LESSOR shall not be liable for any damage resulting to LESSEE from effecting compliance with LESSEE's obligations under this Lease unless caused by the negligence of LESSOR.

ARTICLE 17 - DEFAULT BY LESSOR

17.01     Notice to Lessor. LESSOR shall in no event be charged with default in the performance of any of its obligations hereunder unless and until LESSOR shall have failed to perform such obligations within thirty (30) days (or such additional time as is reasonably required to correct any such default) after written notice to LESSOR by LESSEE properly specifying such default.

17.02     Limitation of Liability. If LESSOR shall fail to perform any required covenant, term or condition of this Lease and, as a consequence of such failure LESSEE or any person claiming through LESSEE suffers any loss, injury or damage, it is specifically understood and agreed that to the extent LESSEE has a right to pursue a remedy therefore against LESSOR, it shall look solely to the equity of LESSOR (its successors and assigns) in the Leased Premises for the satisfaction of each and every remedy of LESSEE (or any person claiming through LESSEE) and that LESSOR and its successors and assigns shall have no further liability.

ARTICLE 18 - SUBORDINATION; ESTOPPEL CERTIFICATES

18.01     Subordination. LESSOR reserves the right and privilege to subject and subordinate this Lease to all ground or underlying leases and all mortgages, which may now or hereafter affect the Building, and to any and all advances to be made thereunder and all renewals, modifications, consolidations, replacements and extensions thereof. LESSEE covenants and agrees to execute promptly any certificate that LESSOR may request in confirmation of such subordination, and LESSEE hereby constitutes and appoints LESSOR as LESSEE's attorney-in-fact to execute any such certificate for or on behalf of LESSEE.

If the interests of LESSOR under this Lease are transferred due to foreclosure or other proceedings for enforcement of any first mortgage, LESSEE shall be bound to the transferee under this Lease with the same force and effect as if transferee were LESSOR under this Lease. LESSEE agrees to attorn to any such transferee as its LESSOR provided that LESSEE's rights hereunder and the terms hereof remain unaltered.

18.02     Estoppel Certificates. LESSEE agrees to furnish, from time to time, within ten (10) days after receipt of a request from LESSOR or LESSOR's mortgagee, a statement certifying, if applicable, the following: LESSEE is in possession of the Leased Premises; the Leased Premises are acceptable; the Lease is in full force and effect; the Lease is unmodified; LESSEE claims no present charge, lien, or claim of offset against rent; the rent is paid for the current week, but is not prepaid for more than one week and will not be prepaid for more than one week in advance; there is no existing default by reason of some act or omission by LESSOR and such other matters as may be reasonably required by LESSOR or LESSOR's mortgagee.

ARTICLE 19 – REAL ESTATE TAXES

Intentionally omitted.

ARTICLE 20 - HOLDING OVER

If LESSEE shall remain in possession of all or any part of the Leased Premises after the expiration of the Original Term or any Renewal Term (where LESSEE gave notice to LESSOR in accordance with Article 23 herein or the fifth Renewal Term), with the consent of LESSOR, then LESSEE shall be deemed a LESSEE of the Leased Premises from month-to month and subject to all of the terms and provisions hereof except that the Base Rent during the holdover period shall be One Hundred and Twenty Five Percent (125%) of the then current Base Rent.

ARTICLE 21 - QUIET ENJOYMENT

LESSOR covenants and agrees that if LESSEE pays the rental and other charges herein provided and performs all of the covenants and agreements herein stipulated to be performed on the LESSEE's part, LESSEE shall, at all times during said term, have the peaceable and quiet enjoyment and possession of the Leased Premises without any manner of hindrance from LESSOR or any persons lawfully claiming through LESSOR, except as to such portion of the Leased Premises as shall be taken under the power of eminent domain or condemnation.

ARTICLE 22 - SECURTIY DEPOSIT

LESSEE shall deposit the equivalent of one months' rent at the beginning of the Original Term to secure LESSEE'S obligations hereunder (the "Security Deposit").

ARTICLE 23 - OPTION TO RENEW

LESSEE shall have an option to renew this Lease (upon the same terms and conditions set forth herein except for Base Rent) for one (1) additional three (3) year term (the "Renewal Term"). The Renewal Term shall be automatic unless LESSEE provides written notice to LESSOR of its intent not to renew, not less than six (6) months prior to expiration of the Original Term. Annual Base Rent for each Renewal Term shall be adjusted as follows: (1) the Annual Base Rent during the Renewal Term shall be adjusted by a percentage equal to the percentage increase in the CPIU on February 1, 2009 over the base CPIU figure published for February 2007; In no event shall Annual Base Rent be decreased from the Original Term, as the case may be. "CPIU" shall mean the Revised Consumer Price Index for All Urban Consumers, U.S. City Average, All Items (1982-84 = 100), published by the Bureau of Labor Statistics of the United States Department of Labor. If the CPIU, as defined above, ceases to be published, the adjustment shall be based on such other published price index which LESSOR, in its reasonable discretion, deems to be a reasonable substitute.

ARTICLE 24 - RELATIONSHIP OF PARTIES

Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent or of partnership or of joint venture or of any association whatsoever between LESSOR and LESSEE, it being expressly understood and agreed that neither the computation of rent and other charges nor any other provisions contained in this Lease nor any act of the parties hereto shall be deemed to create any relationship between LESSOR and LESSEE other than the relationship of landlord and tenant.

ARTICLE 25 - LESSEE's WORK

LESSEE covenants and agrees not to suffer or permit any lien of mechanics or materialmen or others to be placed against the Leased Premises with respect to work or services claimed to have been performed for or materials claimed to have been furnished to LESSEE or the Leased Premises, and, in case of any such lien attaching or notice of any lien, LESSEE covenants and agrees to cause it to be immediately released and removed of record. LESSOR shall have the right at all times to post and keep posted on the Leased Premises any notice which it deems necessary for protection from such liens. Notwithstanding anything to the contrary set forth in this Lease, in the event that such lien is not released and removed within ten (10) days after the date notice of such lien is delivered by LESSOR to LESSEE, LESSOR, at its sole option, may immediately take all action necessary to release and remove such lien, without any duty to investigate the validity thereof: and all sums, costs and expenses, including reasonable attorneys' fees and costs, incurred by LESSOR in connection with such lien shall be deemed additional rent under this Lease and shall immediately be due and payable by LESSEE.

ARTICLE 26 - MISCELLANEOUS

26.01     Waiver. Failure of LESSOR to declare an event of default immediately upon its occurrence, or delay in taking any action in connection with an event of default, shall not constitute a waiver of the default, but LESSOR shall have the right to declare the default at any time and take such action as is lawful or authorized under this Lease. Pursuit of anyone or more of the remedies set forth in Article 16.00 above shall not preclude pursuit of anyone or more of the other remedies provided elsewhere in this Lease or provided by law, nor shall pursuit of any remedy constitute forfeiture or waiver of any rent or damages accruing to LESSOR by reason of the violation of any of the terms, provisions or covenants of this Lease. Failure by LESSOR to enforce one or more of the remedies provided upon an event of default shall not be deemed or construed to constitute a waiver of the default or of any other violation or breach of the terms, provisions and covenants contained in this Lease.

26.02     Act of God. LESSOR shall not be required to perform any covenant or obligation in this Lease, or be liable in damages to LESSEE, so long as the performance or nonperformance of the covenant or obligation is delayed, caused or prevented by an act of God, force majeure, or by LESSEE.

26.03     Successors. This Lease shall be binding upon and inure to the benefit of LESSOR and LESSEE and their respective successors and permitted assigns. It is hereby covenanted and agreed that should LESSOR's interest in the Leased Premises cease to exist for any reason during the term of this Lease then, notwithstanding the happening of such event, this Lease nevertheless shall remain unimpaired and in full force and effect, and LESSEE hereunder agrees to attorn to the then owner of the Leased Premises.

26.04     Captions. The captions appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of any section.

26.05     Notice. All rent and other payments required to be made by LESSEE shall be payable to LESSOR at the address set forth in Section 1.05 or at any address within the United States as LESSOR may specify to LESSEE from time to time by written notice given in accordance with this Section. All payments required to be made by LESSOR to LESSEE shall be payable to LESSEE at the address set forth in Section 1.05, or at any other address within the United States as LESSEE may specify to LESSOR from time to time by written notice given in accordance with this Section. Any notice or document required or permitted to be delivered by the terms of this Lease shall be deemed to be delivered (whether or not actually received) when hand delivered or when deposited in the United States mail, postage prepaid, certified mail. return receipt requested, addressed to the parties at the respective addresses set forth in Section 1.05 or at any other address within the United States as one party has specified to the other by written notice given in accordance with this Section.

26.06     Corporate Authority. The person executing this Lease on behalf of LESSEE does hereby represent and warrant that LESSEE is a duly authorized and existing Nevada corporation; that the LESSEE has full right and authority to enter into this Lease; and that the person signing on behalf of the LESSEE is authorized to do so.

26.07     Severability. If any provision of this Lease or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Lease and the application of such provisions to persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

26.08	Effective Date. This Lease shall be effective as of Mach 1, 2007.

26.09     Brokerage. LESSEE represents that LESSEE has directly dealt with and only with Sequoia Realty Corporation (whose commission, if any, shall be paid by LESSOR pursuant to separate agreement), as broker in connection with this Lease and agrees to indemnify and hold LESSOR harmless from all losses, damages, claims, liens, liabilities, costs and expense (including without limitation reasonable attorneys, fees) arising from any claims or demands of any other broker or brokers or finders for any commission or other compensation alleged to be due such broker or brokers or finders in connection with its participating in the negotiation with LESSEE of this Lease or in exhibiting the Leased Premises.

26.10     Option to Purchase. Provided LESSEE is not in default of any terms and conditions of this Lease, at any time during the Original Term or any Renewal Term, LESSEE shall have an option to purchase the Leased Premises (the "Option"), which LESSEE shall exercise by written notice to LESSOR no later than February 29, 2012. Notwithstanding the foregoing, the Option shall terminate in the event (i) LESSEE fails to renew this Lease in accordance with Article 23 herein, or ell) this Lease is terminated. The purchase price for the Leased Premises shall be Nine Hundred Twenty-Five Thousand and 00/1 00 Dollars ($925,000.00) (the "Purchase Price"). In the event LESSEE exercises the Option, the terms and conditions set forth on Exhibit B attached hereto and made a part hereof shall apply.

ARTICLE 27 - AMENDMENT AND LIMITATION OF WARRANTIES

27.01     Entire Agreement. It is expressly agreed by LESSEE, as a material consideration for the execution of this Lease, that this Lease, with the specific references to written extrinsic documents, is the entire agreement of the parties with respect to the subject of the Lease, and that there are, and were, no verbal representations, warranties or understandings, stipulations, agreements or promises pertaining to this Lease or to the expressly mentioned written extrinsic documents not incorporated in writing in this Lease.

27.02     Amendment. This Lease may not be altered, waived, amended or extended except by an instrument in writing signed by LESSOR and LESSEE.

27.03     Limitation of Warranties. LESSOR and LESSEE expressly agree that there are no warranties which extend beyond those expressly set forth in this Lease.

IN WITNESS WHEREOF, LESSOR and LESSEE have caused this Lease to be signed by their authorized representatives below:

LESSOR: JUDY WILLOUGHBY, LLC, a

Delaware limited liability company

By: s/Daniel V. Judy

Its:

              Owner – Daniel V. Judy

LESSEE: PACIFIC FUEL CELL CORP., a

Nevada corporation

By: s/George Suzuki

George Suzuki, President

State of Ohio	)
	)	SS.
County of Cuyahoga	)

BEFORE ME, a Notary Public in and for said County and State, personally appeared Daniel V. Judy, the Owner of JUDY WILLOUGHBY, LLC, a Delaware limited liability company, who acknowledged to hold the title set forth in the instrument, that he signed the instrument on behalf of the corporation by proper authority, and the instrument was the act of the corporation for the purpose therein stated.

IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at Willoughby, Ohio this 24 day of January , 2007.

ANITA M. FERGUSON                                                                                             s/Anita M. Ferguson

NOTARY PUBLIC, Lake County, OH
My Commission Expires Nov. 20, 2008	NOTARY PUBLIC

See following page for California Certificate of Acknowledgement

State of Ohio	)
	)	SS.
County of Lake	)

BEFORE ME, a Notary Public in and for said County and State, personally appeared George Suzuki, the President of PACIFIC FUEL CELL CORP., a Nevada corporation, who acknowledged to hold the title set forth in the instrument, that he signed the instrument on behalf of the corporation by proper authority, and the instrument was the act of the corporation for the purpose therein stated.

IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at Willoughby, Ohio this 24 day of January , 2007.

ANITA M. FERGUSON                                                                                              s/Anita M. Ferguson

NOTARY PUBLIC, Lake County, OH	NOTARY PUBLIC
My Commission Expires Nov. 20, 2008

EXHIBIT A

Description Leased Premises

And known as being part of Original Willoughby Township Lot 1, Tract 14, and bounded and described as follows:

Beginning in the Easterly line of Industrial Parkway, 70 feet wide, at its intersection with a point of 15 feet South of the Southerly line of Sublot 28 of the Hamann Industrial Park Sub Division as recorded in Volume "0" of Lake County map records. pages 91 and 91- I ; thence due East 489.87 feet to a point in the Easterly line of said Sub Division; thence North 0 degrees. 20 minutes, 50 seconds West 86.19 feet to a point, thence continuing North 0 degrees, 19 minutes, 50 seconds west 28.81 feet to a point; said line being also the Easterly line of Sub Lots 27 and 28 of said Sub Division; thence due West 489.17 feet to a point in the Easterly line of Industrial Parkway; thence due South 115 feet along the Easterly line of said Industrial Parkway to the place of beginning.

The whole being a parcel composed of the Northern 15 feet of Sub Lot 27 and all of Sub Lot 28 and being 489.87 feet deep on the South Side and 489.17 feet deep on the North side, be the same more or less, but subject to all legal highways.

MEMORANDUM OF LEASE

THIS MEMORANDUM OF LEASE ("Memorandum"), effective as of the 24 day of January, 2007, is entered into by and between JUDY WILLOUGHBY. LLC, a Delaware limited liability company, having an address of 4413 Hamann Parkway, Willoughby, Ohio 44094 ("Lessor"). and PACIFIC FUEL CELL CORP.. a Nevada corporation. having an address of 131 N. Tustin Ave.. Suite 100, Tustin, California 92780 ("Lessee").

WHEREAS, Lessor is the owner of certain real property located in the City of Willoughby, Lake County, Ohio, which is more fully described in Exhibit A attached hereto, together with all of Lessor's appurtenant rights, privileges and easements (the "Property"); and

WHEREAS. Lessor and Lessee have entered into that certain Lease Agreement (the "Lease") dated January 24, 2007 and commencing on March I, 2007 (the "Commencement Date") for the Property (the "Leased Premises").

NOW THEREFORE, in consideration of the rents, covenants and agreements contained in the Lease, and incorporating the above recitals herein, Lessor and Lessee agree as follows:

1.            The term of the Lease shall be for a period of two (2) lease years beginning with the Commencement Date and ending on the last day of the second (21l t! ) lease year thereafter. The first lease year shall begin on the Commencement Date and shall end on the last day of the twelfth (12th) full month thereafter. Subsequent lease years shall begin on the first (1st) day following the end of the preceding lease year. Lessee has the right to extend the initial term of the Lease for one (1) additional consecutive period of three (3) years in accordance with the terms of the Lease.

2.            Lessee has the option to purchase the Property 111 accordance with the terms and provisions contained in the Lease.

3.            The rental, covenants, provisions and conditions of this Memorandum shall be the same as the rental, covenants. provisions and conditions set forth in the Lease and the same are hereby incorporated by reference as though fully rewritten herein. In the event of conflict between the terms and conditions of this Memorandum and the terms and conditions of the Lease, the terms and conditions of the Lease shall prevail.

4.            This Memorandum is executed in simplified short form for the convenience of the parties and for the purpose of recording the same, and this Memorandum shall not have the effect in any way of modifying, supplementing or abridging the Lease or any of its provisions as the same arc now or hereafter may be in force or effect.

5.            This Memorandum may be executed in counterparts, which when taken together shall constitute one agreement.

WHEREOF, Lessor and Lessee have caused this Memorandum to be executed as of the day and year first above written.

LESSOR:

JUDY WILLOUGHBY, LLC, a Delaware limited liability company

By:        s/Daniel V. Judy

Its:        Owner – Daniel V. Judy

LESSEE:

PACIFIC FUEL CELL CORP., a Nevada

corporation

By:        s/George Suzuki

Its:        President

State of Ohio	)
	)	SS.
County of Lake	)

BEFORE ME, a Notary Public in and for said County and State, personally appeared Daniel V. Judy, the Owner of Judy Willoughby, LLC, a Delaware limited liability company, who acknowledged to hold the title set forth in the instrument, that he signed the instrument on behalf of the corporation by proper authority, and the instrument was the act of the corporation for the purpose therein stated.

IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at Willoughby, Ohio this 24 day of January, 2007.

ANITA M. FERGUSON                                                                                              s/Anita M. Ferguson

NOTARY PUBLIC, Lake County, OH
My Commission Expires Nov. 20, 2008	NOTARY PUBLIC

2

State of Ohio	)
	)	SS.
County of Lake	)

BEFORE ME, a Notary Public in and for said County and State, personally appeared George Suzuki, the President of PACIFIC FUEL CELL CORP., a Nevada corporation, who acknowledged to hold the title set forth in the instrument, that he signed the instrument on behalf of the corporation by proper authority, and the instrument was the act of the corporation for the purpose therein stated.

IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at Willoughby, Ohio this 24 day of January, 2007.

ANITA M. FERGUSON                                                                                                s/Anita M. Ferguson

NOTARY PUBLIC, Lake County, OH	NOTARY PUBLIC
My Commission Expires Nov. 20, 2008

EXHIBIT A

Description Leased Premises

And known as being part of Original Willoughby Township Lot 1, Tract 14, and bounded and described as follows:

Beginning in the Easterly line of Industrial Parkway, 70 feet wide, at its intersection with a point of 15 feet South of the Southerly line of Sublot 28 of the Hamann Industrial Park Sub Division as recorded in Volume "0" of Lake County map records. pages 91 and 91- I ; thence due East 489.87 feet to a point in the Easterly line of said Sub Division; thence North 0 degrees. 20 minutes, 50 seconds West 86.19 feet to a point, thence continuing North 0 degrees, 19 minutes, 50 seconds west 28.81 feet to a point; said line being also the Easterly line of Sub Lots 27 and 28 of said Sub Division; thence due West 489.17 feet to a point in the Easterly line of Industrial Parkway; thence due South 115 feet along the Easterly line of said Industrial Parkway to the place of beginning.

The whole being a parcel composed of the Northern 15 feet of Sub Lot 27 and all of Sub Lot 28 and being 489.87 feet deep on the South Side and 489.17 feet deep on the North side, be the same more or less, but subject to all legal highways.

EXHIBIT B

TERMS AND CONDITIONS OF THE PURCHASE OF THE LEASED PREMISES

1.	LESSEE agrees to pay to LESSOR for the Leased Premises the Purchase Price, payable as follows:

(a)

The Security Deposit shall be used as credit towards the Purchase Price and shall be deposited with Chicago Title Insurance Company, Cleveland. Ohio (the "Escrow Agent") within ten (10) days of LESSEE's exercise of the Option; and

(b)	The balance of the Purchase Price to be deposited with the Escrow Agent prior to the Closing Date (hereinafter defined).

2.

Deed. LESSOR will deposit in escrow a limited warranty deed conveying good and indefeasible fee simple title to the Leased Premises to LESSEE, free and clear of all encumbrances whatsoever, except the following ("Permitted Exceptions"):

(a)	zoning ordinances and regulations:

(b)	covenants, conditions, easements, reservations, agreements, restrictions and any other matters of record, if any;

(c)	public utility casements, if any: and

(d)	real estate taxes and assessments, both general and special, which are a lien but not yet due and payable at the Closing Date.

3.            Title Review Period. LESSOR shall provide to LESSEE a title commitment for an ALTA policy of title insurance for the Leased Premises (the "Title Commitment") within fifteen (15) days following the exercise of the Option. Not later than three (3) days after LESSEE's receipt of the Title Commitment, LESSEE shall notify LESSOR of any objections to any matters disclosed by the Title Commitment. Failure of LESSEE to give the required notice within the three (3) day period shall constitute a waiver by LESSEE of the matters disclosed by the Title Commitment; provided, however. that any defect in the nature of a lien which can be released by payment of the underlying obligation shall be removed by LESSOR or shall be satisfied by payment from escrow out of the proceeds otherwise due LESSOR at the Closing. LESSOR shall notify LESSEE within three (3) days after receipt of such notice from LESSEE whether LESSOR has elected to correct such defect(s) prior to Closing or declines to correct such defect(s). In the event that LESSOR declines to correct such defect(s), LESSEE shall have the option, as its sole and exclusive remedy, of: (a) accepting the Leased Premises subject to such defect(s) and proceeding to Closing without any reduction in the Purchase Price; or (b) withdrawing the Option and not purchasing the Leased Premises, in which event this Lease shall terminate, the Security Deposit shall be returned to LESSEE, and the parties shall have no further obligations hereunder. The Closing Date shall be extended as necessary to permit the parries to exercise their respective rights within the time periods set forth in this Section. At Closing, LESSEE shall be entitled to obtain an ALTA

(b)     To LESSEE (with a copy to LESSEE's counsel):

(i)	two copies of the escrow statement;

(ii)	the recorded deed;

(iii)	the Owner's Policy: and

(iv)	the balance, if any, in the escrow account to the credit of LESSEE by check payable to LESSEE.

7.            Broker's Commission. LESSOR and LESSEE each represent and warrant to the other that such party has had no dealings with any real estate agent so as to entitle such agent to any commission in connection with the sale of the Leased Premises to LESSEE. If for any reason any such commission shall become due, the party dealing with such agent shall pay any such commission and agrees to indemnify and save the other party harmless from any and all claims for any such commission and from any attorneys' fees and litigation or other expenses relating to any such claim. The terms and provisions of this Paragraph shall survive the closing of this transaction and the delivery and filing for record of the deed.

8.            Security Deposit. Other than as expressly provided for herein, the following shall apply in the event the transaction does not close by the Closing Date:

(a)

if the failure to close this transaction is due to LESSOR's failure and/or refusal to dose this transaction by the Closing Date, through no fault of LESSEE, the Option shall terminate, this Lease shall terminate, and LESSEE shall be entitled to a refund of the Security Deposit as LESSEE's sole remedy hereunder and neither party hereto shall thereafter have any further liability or obligation to the other party hereunder; or

(b)

if the failure to close this transaction is due to a default hereunder by LESSEE, the Option shall terminate, this Lease shall terminate, and LESSOR shall be entitled to retain the Security Deposit and neither party hereto shall thereafter have any further liability or obligation to the other party hereunder.

9.            Escrow Conditions. The terms set forth herein shall serve as escrow instructions, and the Escrow Agent may attach hereto one of its printed forms of conditions of acceptance of escrow; provided, however, that in the event of any inconsistency between said conditions of acceptance and these terms and conditions, these terms and conditions shall prevail.